345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Monica Kendrick	Coleman Lannum
(574) 372-4989	(574) 371-9480
Monica.Kendrick@ZimmerBiomet.com	Cole.Lannum@ZimmerBiomet.com

Derek Davis
(574) 372-4250
Derek.Davis@ZimmerBiomet.com

Zimmer Biomet Announces

Third Quarter 2018 Financial Results

•	Net sales of $1.837 billion for the third quarter represent an increase of 1.3% over the prior year period, and an increase of 2.3% on a constant currency basis
•	Diluted EPS for the third quarter were $0.79 as reported
•	Adjusted diluted EPS for the third quarter were $1.63
•	The Company updates full-year 2018 guidance

(WARSAW, IN) October 26, 2018 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended September 30, 2018.  The Company reported third quarter net sales of $1.837 billion, an increase of 1.3% over the prior year period, and an increase of 2.3% on a constant currency basis.  Diluted earnings per share for the third quarter were $0.79, an increase of 65% over the prior year period.  Third quarter adjusted diluted earnings per share were $1.63, a decrease of 5% from the prior year period.

“We are pleased with our third quarter accomplishments, which reflect our sustained progress in a number of areas.  Although our sales results clearly benefited from less challenging sales comparisons, as well as the timing of certain tenders and capital sales, our organic growth continued to signal that we are turning the business around consistent with our expectations,” said Bryan Hanson, President and CEO of Zimmer

Biomet.  “Looking to the balance of the year, we will continue to focus on priorities to improve the consistency of our results and drive sustained value creation.  These include important new innovations that are expanding our comprehensive portfolio, advancing standards of care and creating new opportunities for our salesforce to deliver growth.”

Net earnings for the third quarter were $162.2 million, and $334.6 million on an adjusted basis.  Operating cash flow for the third quarter was $484.1 million.  Free cash flow in the quarter was $345.0 million.

In the quarter, the Company paid $48.8 million in dividends and declared a third quarter dividend of $0.24 per share.

Guidance

The Company made minor updates to its full-year 2018 guidance.  The only factors changing are the expected impact of foreign currency and the expected adjusted effective tax rate.  All other prior guidance for 2018 remains unchanged.

•

The Company now expects the positive impact of foreign currency translation to be slightly below the low end of the previous range of 100 to 150 basis points, due to the strengthening of the dollar over the last several months.

•	The Company now expects the adjusted effective tax rate for the full year to be slightly below the low end of the previous range of 18.5% to 19.5%(1).
(1)

This is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts.  See "Forward-Looking Non-GAAP Financial Measures."

Conference Call

The Company will conduct its third quarter 2018 investor conference call today, October 26, 2018, at 8:30 a.m. Eastern Time.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at http://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

Sales Tables

The following sales tables provide results by geography and product category, as well as the percentage change compared to the prior year quarter and nine months, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED SEPTEMBER 30, 2018

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,154	1.5%	1.7%
EMEA	372	(2.3)	-
Asia Pacific	311	5.4	7.6
Total	$1,837	1.3%	2.3%
Product Categories
Knees
Americas	$385	0.8%	1.0%
EMEA	134	(0.6)	2.6
Asia Pacific	109	2.5	5.4
Total	628	0.8	2.1
Hips
Americas	240	5.9	6.2
EMEA	108	(6.4)	(4.1)
Asia Pacific	97	6.7	8.6
Total	445	2.8	3.9
S.E.T *	415	2.4	3.1
Dental	92	(0.6)	(0.2)
Spine & CMF**	185	0.2	0.7
Other	72	(4.0)	(3.3)
Total	$1,837	1.3%	2.3%

* Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

** Craniomaxillofacial

NET SALES - NINE MONTHS ENDED SEPTEMBER 30, 2018

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$3,578	0.2%	0.1%
EMEA	1,326	4.2	(1.7)
Asia Pacific	958	7.4	5.2
Total	$5,862	2.2%	0.5%
Product Categories
Knees
Americas	$1,210	(0.4)%	(0.5)%
EMEA	494	6.8	1.1
Asia Pacific	340	4.4	2.6
Total	2,044	2.0	0.4
Hips
Americas	$738	3.3	3.1
EMEA	384	0.4	(5.2)
Asia Pacific	302	8.7	6.2
Total	1,424	3.6	1.4
S.E.T *	1,291	3.3	1.8
Dental	307	(1.4)	(3.7)
Spine & CMF**	566	0.4	(0.6)
Other	230	(0.8)	(2.1)
Total	$5,862	2.2%	0.5%

* Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

** Craniomaxillofacial

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Reclassifications

Beginning in the second quarter 2018, in our consolidated statements of earnings we have reclassified expenses that were previously recognized in a financial statement line item labeled, “Acquisition, quality remediation and other” to the financial statement line items of “Research and development”, “Selling, general and administrative”, “Goodwill and intangible asset impairment”, “Acquisition, integration and related”, and “Quality remediation”.  Prior periods have been reclassified to conform to the current year presentation.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three and nine-month periods ended September 30, 2018 are presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three and nine-month periods ended September 30, 2018 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of inventory step-up; certain inventory and manufacturing-related charges, including charges to discontinue certain product lines; intangible asset amortization; goodwill and intangible asset impairment; acquisition, integration and related expenses; quality remediation expenses; certain litigation gains and charges; other charges; any related effects on our income tax provision associated with these items; and other certain tax adjustments.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes the forward-looking non-GAAP financial measure of adjusted effective tax rate for the year ending December 31, 2018.  We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures.  For instance, we exclude the impact of certain potential charges or gains connected to quality remediation efforts and certain legal and tax matters.  We have not provided a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure because the excluded items are not available on a prospective basis without unreasonable efforts.  It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding sales and earnings guidance and any statements about our expectations, plans, strategies or prospects.   We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “intends” and similar expressions to identify forward-looking statements.   All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.   Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially.  These risks, uncertainties and changes in circumstances include, but are not limited to:  our chief executive officer transition, including disruptions and uncertainties related thereto, the potential impact on our business and future strategic direction resulting from our transition to a new chief executive officer, and our ability to recruit and retain other key members of senior management; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; compliance with the Deferred Prosecution Agreement entered into in January 2017; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and

foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017.  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  Forward-looking statements speak only as of the date they are made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary statement is applicable to all forward-looking statements contained in this release.

###

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

(in millions, except per share amounts, unaudited)

	2018	2017
Net Sales	$1,836.7	$1,813.1
Cost of products sold, excluding intangible asset amortization	529.0	500.9
Intangible asset amortization	147.6	152.7
Research and development	95.7	91.2
Selling, general and administrative	787.7	711.7
Goodwill and intangible asset impairment	3.8	32.7
Acquisition, integration and related	17.4	61.6
Quality remediation	32.2	51.1
Operating expenses	1,613.4	1,601.9
Operating Profit	223.3	211.2
Other expense, net	(2.2)	(2.3)
Interest income	0.8	0.6
Interest expense	(68.3)	(82.3)
Earnings before income taxes	153.6	127.2
(Benefit) provision for income taxes	(8.5)	28.4
Net Earnings	162.1	98.8
Less: Net Loss attributable to noncontrolling interest	(0.1)	-
Net Earnings of Zimmer Biomet Holdings, Inc.	$162.2	$98.8
Earnings Per Common Share
Basic	$0.80	$0.49
Diluted	$0.79	$0.48
Weighted Average Common Shares Outstanding
Basic	203.7	202.3
Diluted	205.4	204.0
Cash Dividends Declared Per Common Share	$0.24	$0.24

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

(in millions, except per share amounts, unaudited)

	2018	2017
Net Sales	$5,861.9	$5,735.0
Cost of products sold, excluding intangible asset amortization	1,688.5	1,541.5
Intangible asset amortization	447.9	452.4
Research and development	290.5	274.9
Selling, general and administrative	2,380.7	2,239.6
Goodwill and intangible asset impairment	3.8	59.5
Acquisition, integration and related	113.9	192.3
Quality remediation	112.3	135.4
Operating expenses	5,037.6	4,895.6
Operating Profit	824.3	839.4
Other expense, net	(8.7)	(4.5)
Interest income	2.3	1.4
Interest expense	(223.1)	(247.5)
Earnings before income taxes	594.8	588.8
Provision for income taxes	71.6	6.6
Net Earnings	523.2	582.2
Less: Net Earnings (Loss) attributable to noncontrolling interest	1.3	(0.2)
Net Earnings of Zimmer Biomet Holdings, Inc.	$521.9	$582.4
Earnings Per Common Share
Basic	$2.57	$2.89
Diluted	$2.55	$2.86
Weighted Average Common Shares Outstanding
Basic	203.3	201.7
Diluted	204.9	203.6
Cash Dividends Declared Per Common Share	$0.72	$0.72

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	September 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$524.6	$524.4
Receivables, net	1,262.7	1,544.1
Inventories	2,219.5	2,068.3
Other current assets	506.5	428.0
Total current assets	4,513.3	4,564.8
Property, plant and equipment, net	2,002.4	2,038.6
Goodwill	10,583.6	10,668.4
Intangible assets, net	7,837.4	8,353.4
Other assets	445.3	388.8
Total Assets	$25,382.0	$26,014.0
Liabilities and Stockholders' Equity
Current liabilities	$1,791.2	$1,844.7
Current portion of long-term debt	600.0	1,225.0
Other long-term liabilities	2,170.4	2,291.3
Long-term debt	8,597.4	8,917.5
Stockholders' equity	12,223.0	11,735.5
Total Liabilities and Stockholders' Equity	$25,382.0	$26,014.0

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

(in millions, unaudited)

	2018	2017
Cash flows provided by (used in) operating activities
Net earnings	$523.2	$582.2
Depreciation and amortization	785.7	798.2
Share-based compensation	45.3	40.1
Goodwill and intangible asset impairment	3.8	59.5
Inventory step-up	-	32.2
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(58.3)	(245.4)
Receivables	237.4	346.7
Inventories	(165.2)	(123.9)
Accounts payable and accrued expenses	23.6	(170.6)
Other assets and liabilities	(27.6)	(139.6)
Net cash provided by operating activities	1,367.9	1,179.4
Cash flows used in investing activities
Additions to instruments	(203.7)	(255.7)
Additions to other property, plant and equipment	(115.2)	(109.8)
Business combination investments, net of acquired cash	-	(4.0)
Other investing activities	(15.3)	(13.1)
Net cash used in investing activities	(334.2)	(382.6)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	749.5	-
Proceeds from multicurrency revolving facility	400.0	400.0
Payments on multicurrency revolving facility	(400.0)	(400.0)
Redemption of senior notes	(1,150.0)	(500.0)
Proceeds from term loan	-	192.7
Payments on term loan	(500.0)	(640.0)
Net payments on other debt	(3.9)	(0.9)
Dividends paid to stockholders	(146.2)	(145.0)
Proceeds from employee stock compensation plans	103.4	132.6
Net cash flows from unremitted collections from factoring programs	(54.6)	-
Business combination contingent consideration payments	(16.7)	(9.1)
Restricted stock withholdings	(3.3)	(7.6)
Debt issuance costs	(4.9)	(0.3)
Net cash used in financing activities	(1,026.7)	(977.6)
Effect of exchange rates on cash and cash equivalents	(6.8)	27.5
Increase (decrease) in cash and cash equivalents	0.2	(153.3)
Cash and cash equivalents, beginning of period	524.4	634.1
Cash and cash equivalents, end of period	$524.6	$480.8

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

(in millions, unaudited)

	Three Months Ended September 30,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$1,153.6	$1,137.0	1.5%	4.1%	(2.4)%	(0.2)%
EMEA	372.1	381.1	(2.3)	2.0	(2.0)	(2.3)
Asia Pacific	311.0	295.0	5.4	10.8	(3.2)	(2.2)
Total	$1,836.7	$1,813.1	1.3%	4.7%	(2.4)%	(1.0)%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

(in millions, unaudited)

	Three Months Ended September 30,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$627.9	$622.9	0.8%	5.0%	(2.9)%	(1.3)%
Hips	444.8	432.8	2.8	7.2	(3.3)	(1.1)
S.E.T	414.6	404.8	2.4	4.9	(1.8)	(0.7)
Dental	92.3	92.9	(0.6)	-	(0.2)	(0.4)
Spine & CMF	184.9	184.5	0.2	2.1	(1.4)	(0.5)
Other	72.2	75.2	(4.0)	(1.4)	(1.9)	(0.7)
Total	$1,836.7	$1,813.1	1.3%	4.7%	(2.4)%	(1.0)%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

(in millions, unaudited)

	Nine Months Ended September 30,
	2018	2017	% Inc	Volume / Mix	Price	Foreign Exchange
Americas	$3,578.0	$3,570.8	0.2%	2.5%	(2.4)%	0.1%
EMEA	1,326.3	1,272.5	4.2	0.6	(2.3)	5.9
Asia Pacific	957.6	891.7	7.4	8.8	(3.6)	2.2
Total	$5,861.9	$5,735.0	2.2%	3.0%	(2.5)%	1.7%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

(in millions, unaudited)

	Nine Months Ended September 30,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$2,044.2	$2,003.7	2.0%	3.3%	(2.9)%	1.6%
Hips	1,423.7	1,374.6	3.6	4.4	(3.0)	2.2
S.E.T	1,290.7	1,249.4	3.3	4.0	(2.2)	1.5
Dental	306.8	311.1	(1.4)	(2.6)	(1.1)	2.3
Spine & CMF	566.2	564.1	0.4	1.2	(1.8)	1.0
Other	230.3	232.1	(0.8)	(0.6)	(1.5)	1.3
Total	$5,861.9	$5,735.0	2.2%	3.0%	(2.5)%	1.7%

 RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Three Months Ended
	September 30, 2018
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	1.5%	(0.2)%	1.7%
EMEA	(2.3)	(2.3)	-
Asia Pacific	5.4	(2.2)	7.6
Total	1.3%	(1.0)%	2.3%
Product Categories
Knees
Americas	0.8%	(0.2)%	1.0%
EMEA	(0.6)	(3.2)	2.6
Asia Pacific	2.5	(2.9)	5.4
Total	0.8	(1.3)	2.1
Hips
Americas	5.9	(0.3)	6.2
EMEA	(6.4)	(2.3)	(4.1)
Asia Pacific	6.7	(1.9)	8.6
Total	2.8	(1.1)	3.9
S.E.T	2.4	(0.7)	3.1
Dental	(0.6)	(0.4)	(0.2)
Spine & CMF	0.2	(0.5)	0.7
Other	(4.0)	(0.7)	(3.3)
Total	1.3%	(1.0)%	2.3%

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Nine Months Ended
	September 30, 2018
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	0.2%	0.1%	0.1%
EMEA	4.2	5.9	(1.7)
Asia Pacific	7.4	2.2	5.2
Total	2.2%	1.7%	0.5%
Product Categories
Knees
Americas	(0.4)%	0.1%	(0.5)%
EMEA	6.8	5.7	1.1
Asia Pacific	4.4	1.8	2.6
Total	2.0	1.6	0.4
Hips
Americas	3.3	0.2	3.1
EMEA	0.4	5.6	(5.2)
Asia Pacific	8.7	2.5	6.2
Total	3.6	2.2	1.4
S.E.T	3.3	1.5	1.8
Dental	(1.4)	2.3	(3.7)
Spine & CMF	0.4	1.0	(0.6)
Other	(0.8)	1.3	(2.1)
Total	2.2%	1.7%	0.5%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018

(in millions, unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Goodwill and intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	(Benefit) provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$529.0	$147.6	$787.7	$3.8	$17.4	$32.2	$(2.2)	$(8.5)	$162.2	$0.79
Inventory and manufacturing-related charges(1)	(5.0)	-	-	-	-	-	-	-	5.0	0.02
Intangible asset amortization(2)	-	(147.6)	-	-	-	-	-	-	147.6	0.72
Intangible asset impairment(3)	-	-	-	(3.8)	-	-	-	-	3.8	0.02
Acquisition, integration and related(4)	-	-	-	-	(17.4)	-	-	-	17.4	0.08
Quality remediation(5)	(2.0)	-	-	-	-	(32.2)	-	-	34.2	0.17
Litigation(6)	-	-	(14.0)	-	-	-	-	-	14.0	0.07
Other charges(7)	-	-	(25.7)	-	-	-	(0.7)	-	25.0	0.12
Taxes on specified items(8)	-	-	-		-	-	-	54.1	(54.1)	(0.26)
Other certain tax adjustments(9)	-	-	-	-	-	-	-	20.5	(20.5)	(0.10)
As Adjusted	$522.0	$-	$748.0	$-	$-	$-	$(2.9)	$66.1	$334.6	$1.63

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Goodwill and intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$1,688.5	$447.9	$2,380.7	$3.8	$113.9	$112.3	$(8.7)	$71.6	$521.9	$2.55
Inventory and manufacturing-related charges(1)	(24.7)	-	-	-	-	-	-	-	24.7	0.12
Intangible asset amortization(2)	-	(447.9)	-	-	-	-	-	-	447.9	2.19
Intangible asset impairment(3)	-	-	-	(3.8)	-	-	-	-	3.8	0.02
Acquisition, integration and related(4)	-	-	-	-	(113.9)	-	-	-	113.9	0.56
Quality remediation(5)	(13.5)	-	-	-	-	(112.3)	-	-	125.8	0.61
Litigation(6)	-	-	(15.5)	-	-	-	-	-	15.5	0.08
Other charges(7)	-	-	(48.4)	-	-	-	(0.7)	-	47.7	0.23
Taxes on specified items(8)	-	-	-		-	-	-	149.5	(149.5)	(0.74)
Other certain tax adjustments(9)	-	-	-	-	-	-	-	34.2	(34.2)	(0.17)
As Adjusted	$1,650.3	$-	$2,316.8	$-	$-	$-	$(9.4)	$255.3	$1,117.5	$5.45

(1)

Inventory and manufacturing-related charges relate to excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)	We recognized $3.8 million of intangible asset impairment from merger-related in-process research and development intangible assets.

(4)

The acquisition, integration and related expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and various acquisitions we consummated in 2016.  For Biomet, we have detailed integration roadmaps that cover a three year period from the merger date to accomplish the tasks we feel are necessary to integrate the businesses.  For the various 2016 acquisitions, we also have integration plans that are necessary to integrate the businesses.  The acquisition, integration and related expenses include the following types of expenses:

•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products and intellectual property litigation.  Due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(7)

We have incurred other various expenses from specific events or projects that we consider highly variable or have a significant impact to our operating results that we have excluded from our non-GAAP measures.  This includes our costs of complying with our Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor, which monitorship commenced in July 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(8)

Represents the tax effects on the previously specified items.  The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items.  For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.

(9)

Other certain tax adjustments primarily relate to changes in tax rates on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting and adjustments from internal restructuring transactions that provide us access to offshore funds in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

(in millions, unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Goodwill and intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	(Benefit) provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$500.9	$152.7	$711.7	$32.7	$61.6	$51.1	$(2.3)	$28.4	$98.8	$0.48
Inventory step-up and other inventory and manufacturing-related charges(1)	(11.5)	-	-	-	-	-	-	-	11.5	0.06
Intangible asset amortization(2)	-	(152.7)	-	-	-	-	-	-	152.7	0.75
Goodwill impairment(3)	-	-	-	(32.7)	-	-	-	-	32.7	0.16
Acquisition, integration and related(4)	-	-	-	-	(61.6)	-	-	-	61.6	0.30
Quality remediation(5)	1.1	-	-	-	-	(51.1)	-	-	50.0	0.25
Litigation(6)	-	-	(8.0)	-	-	-	-	-	8.0	0.04
Other charges(7)	-	-	(12.0)	-	-	-	(0.4)	-	11.6	0.06
Taxes on specified items(8)	-	-	-		-	-	-	79.2	(79.2)	(0.39)
Other certain tax adjustments(9)	-	-	-	-	-	-	-	(2.2)	2.2	0.01
As Adjusted	$490.5	$-	$691.7	$-	$-	$-	$(2.7)	$105.4	$349.9	$1.72

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	(Benefit) for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$1,541.5	$452.4	$274.9	$2,239.6	$59.5	$192.3	$135.4	$(4.5)	$6.6	$582.4	$2.86
Inventory step-up and other inventory and manufacturing-related charges(1)	(52.7)	-	-	-	-	-	-	-	-	52.7	0.26
Intangible asset amortization(2)	-	(452.4)	-	-	-	-	-	-	-	452.4	2.22
Goodwill and intangible asset impairment(3)	-	-	-	-	(59.5)	-	-	-	-	59.5	0.29
Acquisition, integration and related(4)	-	-	-	-	-	(192.3)	-	-	-	192.3	0.94
Quality remediation(5)	(5.8)	-	-	-	-	-	(135.4)	-	-	141.2	0.70
Litigation(6)	-	-	-	(15.0)	-	-	-	-	-	15.0	0.07
Other charges(7)	-	-	(2.5)	(29.4)	-	-	-	0.5	-	32.4	0.16
Taxes on specified items(8)	-	-	-	-		-	-	-	264.4	(264.4)	(1.30)
Other certain tax adjustments(9)	-	-	-	-	-	-	-	-	55.6	(55.6)	(0.27)
As Adjusted	$1,483.0	$-	$272.4	$2,195.2	$-	$-	$-	$(4.0)	$326.6	$1,207.9	$5.93

(1)

Inventory step-up and other inventory and manufacturing-related charges relate to inventory step-up expense, excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture.  Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense provides investors useful information as to what our costs may have been if we had not been required to increase the inventory’s book value to fair value.  The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In the second quarter of 2017, we recognized $18.8 million and $8.0 million of intangible asset impairment from Biomet merger-related in-process research and development and trademark intangible assets, respectively.  In the third quarter of 2017, we recognized a goodwill impairment charge of $32.7 million on our Office Based Technologies reporting unit.

(4)

The acquisition, integration and related expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and various acquisitions we consummated in 2016.  For Biomet, we have detailed integration roadmaps that cover a three year period from the merger date to accomplish the tasks we feel are necessary to integrate the businesses.  For the various 2016 acquisitions, we also have integration plans that are necessary to integrate the businesses.  The acquisition, integration and related expenses include the following types of expenses:

•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the FDA following its inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products.  Due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(7)

We have incurred other various expenses from specific events or projects that we consider highly variable or have a significant impact to our operating results that we have excluded from our non-GAAP measures.  This includes our costs of complying with our DPA with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor, which monitorship commenced in July 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(8)

Represents the tax effects on the previously specified items.  The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items.  For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.

(9)

Other certain tax adjustments primarily relate to a tax restructuring that lowered the tax rate on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting, net favorable resolutions of various tax matters, and charges from internal restructuring transactions that provide us access to cash in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$484.1	$463.5	$1,367.9	$1,179.4
Additions to instruments	(77.6)	(83.1)	(203.7)	(255.7)
Additions to other property, plant and equipment	(61.5)	(36.0)	(115.2)	(109.8)
Free cash flow	$345.0	$344.4	$1,049.0	$813.9

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Sales	$1,836.7	$1,813.1	$5,861.9	$5,735.0
Cost of products sold, excluding intangible asset amortization	529.0	500.9	1,688.5	1,541.5
Intangible asset amortization	147.6	152.7	447.9	452.4
Gross Profit	$1,160.1	$1,159.5	$3,725.5	$3,741.1

Inventory step-up and other inventory and manufacturing-related charges	5.0	11.5	24.7	52.7
Quality remediation	2.0	(1.1)	13.5	5.8
Intangible asset amortization	147.6	152.7	447.9	452.4
Adjusted gross profit	$1,314.7	$1,322.6	$4,211.6	$4,252.0

Gross margin	63.2%	64.0%	63.6%	65.2%
Inventory step-up and other inventory and manufacturing-related charges	0.3	0.6	0.4	0.9
Quality remediation	0.1	(0.1)	0.2	0.1
Intangible asset amortization	8.0	8.4	7.6	7.9
Adjusted gross margin	71.6%	72.9%	71.8%	74.1%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating profit	$223.3	$211.2	$824.3	$839.4
Inventory step-up and other inventory and manufacturing-related charges	5.0	11.5	24.7	52.7
Intangible asset amortization	147.6	152.7	447.9	452.4
Goodwill and intangible asset impairment	3.8	32.7	3.8	59.5
Acquisition, integration and related	17.4	61.6	113.9	192.3
Quality remediation	34.2	50.0	125.8	141.2
Litigation	14.0	8.0	15.5	15.0
Other charges	25.7	12.0	48.4	31.9
Adjusted operating profit	$471.0	$539.7	$1,604.3	$1,784.4

Operating profit margin	12.2%	11.7%	14.1%	14.6%
Inventory step-up and other inventory and manufacturing-related charges	0.3	0.6	0.4	0.9
Intangible asset amortization	8.0	8.4	7.6	7.9
Intangible asset impairment	0.2	1.8	0.1	1.0
Acquisition, integration and related	0.9	3.4	1.9	3.4
Quality remediation	1.9	2.8	2.1	2.5
Litigation	0.8	0.4	0.3	0.3
Other charges	1.3	0.7	0.9	0.5
Adjusted operating profit margin	25.6%	29.8%	27.4%	31.1%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Effective tax rate	(5.5)%	22.4%	12.1%	1.1%
Inventory step-up and other inventory and manufacturing-related charges, intangible asset amortization, goodwill and intangible asset impairment, acquisition, integration and related, quality remediation, litigation, other charges and other certain tax adjustments	22.0	0.8	6.5	20.2
Adjusted effective tax rate	16.5%	23.2%	18.6%	21.3%